                                                                  EXHIBIT 10.14



                                                                    CONFIDENTIAL
                                                                    ------------



                                  May 21, 1998

CapStar Hotel Company
1010 Wisconsin Avenue, N.W.
Suite 650
Washington, D.C. 20007
Attn:  Mr. John Emery

American General Hospitality Corporation
5605 MacArthur Boulevard
Suite 1200
Irving, Texas 75038
Attn:  Mr. Kenneth E. Barr

Ladies and Gentlemen:

     Societe Generale, Southwest Agency ("SocGen"), Bankers Trust Company ("BTC") and Lehman Commercial Paper Inc. ("Lehman") (collectively, the "Facilitators") are pleased to advise you that each such institution is willing, subject to the terms and conditions contained in this Commitment Letter and in the attached Summary of Terms and Conditions (the "Term Sheet"), to each individually and severally commit a portion (as hereinafter provided) of a commitment (the "Commitment") for the following credit facilities (the "Facility"):

     1. A $1,000,000,000 Senior Revolving and Term Loan Credit Facility (the "REIT Facility") in favor of MeriStar Hospitality Operating Partnership, L.P. (the "Borrower"), the operating partnership of MeriStar Hospitality Corporation (the "REIT"), the anticipated successor by merger (the "Merger") of CapStar Hotel Company and American General Hospitality Corporation (collectively the "Companies"), for the purpose of providing a portion of the purchase price for acquiring hotels, renovating hotels, refinancing existing indebtedness in connection with the Merger and for acquired hotels, providing for general corporate purposes and paying related fees and expenses of the Borrower, the REIT or the Companies in connection with the Merger and the Facility.

     2. A $50,000,000 Senior Revolving Credit Facility (the "Op-Co Facility") in favor of MeriStar H & R Operating Partnership, L.P., the operating partnership of MeriStar Hotels & Resorts, Inc. (such entities being referred to collectively herein as the "Op-Co"), the anticipated operating company to be created in connection with the Merger, for the purpose of providing a portion of the purchase price for acquiring management agreements, for investing in or loaning money to hotel owners in connection with obtaining management agreements from such entities, issuing letters of credit, providing for general corporate purposes and paying related fees and expenses of the Op-Co in connection with the Merger and the Facility.

     Each Facilitator severally agrees to provide a portion of the Commitment as follows with each Facilitator severally providing a prorata portion of the revolving and term portions of the REIT Facility:

                REIT Facility    Op-Co Facility
                -------------    --------------
     SocGen     $333,333,334     $16,666,667
     BTC        $333,333,333     $16,666,666
     Lehman     $333,333,333     $16,666,666

     Upon your acceptance of this Commitment Letter, the Facilitators will form a group of financial institutions (together with the Facilitators, the "Lenders") acceptable to the Facilitators and reasonably acceptable to the Companies, for which for both the REIT Facility and the Op-Co Facility SocGen, BTC and Lehman will each act as Arranger; SocGen will act as Administrative Agent; and BT will act as Syndication Agent. Lehman and a Lender to be agreed upon by the Companies and the Facilitators will each act as Documentation Agent for the REIT Facility. Lehman will act as the sole Documentation Agent for the Op-Co Facility. No other titles may be awarded without the mutual consent of the Facilitators and the Borrower.

     The various fees payable to the Facilitators in connection with the Facility are set forth in a separate fee letter between the Facilitators and the Companies of even date herewith pertaining to the Facility (the "Fee Letter"). The various fees payable to the Administrative Agent in connection with the Facility are set forth in a separate fee letter between the Administrative Agent and the Companies of even date herewith pertaining to the Facility (the "Administrative Agent Fee Letter").

     The Term Sheet attached hereto and incorporated herein by this reference, sets forth certain terms and conditions which will govern the Facility. This Commitment Letter and the Term Sheet are not meant to be and shall not be construed as an attempt to define all of the terms and conditions of the Facility which shall be set forth in the definitive financing agreements.

     The Facilitators reserve the right, prior to or after execution of the definitive credit documentation for this Facility, to jointly syndicate all or part of their commitments for the Facility to one or more Lenders pursuant to a syndication to be managed jointly by the

Facilitators. The Facilitators may commence syndication efforts promptly after the execution of this letter by you and you agree actively to assist the Facilitators in achieving a syndication that is satisfactory in all respects to the Facilitators. Such syndication will be carried out in consultation with you and will be accomplished by a variety of means, including direct contact during the syndication process between senior management (including, without limitation, Paul Whetsell and Steven Jorns) and the proposed syndicate members. To assist the Facilitators in their syndication efforts, you hereby agree (i) to provide the Facilitators and other prospective syndicate members upon request with all information reasonably deemed necessary by the Facilitators to complete syndication, including but not limited to information and evaluations prepared by you in connection with the Merger or the Facility, (ii) to assist the Facilitators, upon request, in the preparation of an Information Memorandum to be used in connection with the syndication of the Facility, (iii) to make available from time to time as may be reasonably requested, the senior officers (including, without limitation, Paul Whetsell and Steven Jorns) and representatives of the Borrower, the REIT, and Op-Co, from time to time and to attend and make presentations regarding the business and prospects of the Borrower, the REIT, Op-Co and their respective subsidiaries at a meeting or meetings of Lenders or prospective Lenders, and (iv) to use reasonable efforts to ensure that the syndication efforts benefit from your existing lending relationships. The Facilitators reserve the right to allocate the Commitments offered by the Lenders.

Additional Conditions Precedent.
-------------------------------

     In addition to the conditions to funding or closing set forth in the Term Sheet, the Commitment is subject to, among other conditions, (i) the negotiation and execution of definitive bank credit agreements, security documentation, and other related documentation for the Facility satisfactory to the Facilitators, the Borrower, the Op-Co, and the Companies, (ii) at the time of the proposed initial funding of the Facility, no injunction or other restraining order shall have been issued or filed, or a hearing therefor be pending or noticed with respect to the transactions contemplated hereby, (iii) there not occurring or becoming known to us any material adverse change in or affecting the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the REIT, Op-Co or their respective subsidiaries, and our not becoming aware (whether as a result of our due diligence analyses and reviews or otherwise) after the date hereof of any information with respect to the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the REIT, Op-Co or their respective subsidiaries, or which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof which in any case any Facilitator believes is materially negative information with respect to the overall business, condition (financial or otherwise) or prospects of the Borrower, the REIT, or Op-Co, (iv) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our reasonable judgment, could materially impair the syndication of the Facility, (v) our reasonable satisfaction that prior to and during the syndication of the Facility there shall be no competing bank financing or equity offering by or on behalf of the Borrower, the REIT, Op-Co or their respective subsidiaries except for (A) a rights offering to shareholders of American General Hospitality Corporation pursuant to which such shareholders would have the option to purchase shares of stock in the Op-Co and (B) the exchange of existing convertible debt of CapStar Hotel Company into its stock, (vi) with respect to the Op-Co Facility only, the Facilitators shall have received internal credit approval which may be given or withheld in each Facilitator's sole discretion and (vii) the other conditions set forth herein or referred to in the Term Sheet.

     As you know, we have submitted this Commitment Letter prior to conducting certain due diligence, including, but not limited to, tax, accounting and legal due diligence related to the Borrower, the REIT, the Op-Co and the Merger and due diligence related to the structure, termination provisions and assignability of the leases and management agreements to which the Op-Co will be a party. In connection with the failure of any of the Facilitators to receive credit approval for the Op-Co Facility or following due diligence any Facilitator not being satisfied with the credit worthiness of Op-Co or with respect to the structure, termination provisions or assignability of the leases and management agreements to which the Op-Co will be a party, then any Facilitator may elect to terminate the Commitment with respect to the Op-Co Facility, but such reasons for termination shall not in themselves permit the Facilitators to terminate the Commitment with respect to the REIT Facility. Our Commitment is subject to the satisfactory completion of our due diligence and our satisfaction with the results thereof. The Facilitators acknowledge that their due diligence prior to the date of this Commitment Letter has not revealed any fact or issue which would cause the Facilitators to terminate their respective Commitments or suggest alternative financing structures.

     Whether or not the transactions contemplated hereby are consummated, the Companies jointly and severally hereby agree to indemnify and hold harmless each of the Facilitators and the Administrative Agent, and their respective directors, officers, employees and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this Commitment Letter, or the providing or syndication of the Facility, and to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigation, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person as found by a court of competent jurisdiction. Neither the Facilitators nor the Administrative Agent, nor any of their affiliates, shall be responsible or liable to the Borrower, the REIT, the Op-Co, the Companies, or any other person for any consequential damages which may be alleged. The obligations contained in this paragraph will survive the closing of the Facility.

     In addition, the Companies jointly and severally hereby agree to reimburse the Facilitators and the Administrative Agent from time to time upon demand for
(a) the reasonable out-of-pocket costs and expenses of Bracewell & Patterson, L.L.P., special counsel to SocGen in its capacity as both a Facilitator and Administrative Agent (subject to the provisions of the Fee Letter), (b) the reasonable syndication costs (including, but not limited to, the cost of commemorative lucites and printing, and distribution expenses) of the Facilitators, and (c) the Facilitators' and the Administrative Agent's reasonable out-of-pocket costs and expenses of the insurance consultants, environmental consultants and property inspection consultants engaged by or for the Administrative Agent in connection the Facility, with all of the costs and expenses set forth in the clauses (a)-(c) being paid regardless of whether the credit agreement is executed or the Facility closes.

     The terms contained in this Commitment Letter, the Fee Letter, the Administrative Agent Fee Letter and the Term Sheet are confidential and, except for disclosure to your respective Board of Directors, officers and employees, professional advisors retained by you in connection with this transaction, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent, except that, following your acceptance hereof, you may make public disclosure of this Commitment Letter and may file a copy of this Commitment Letter and the Term Sheet in any public record or security filing in which it is required to be filed, based upon the advice of your counsel.

Termination.
-----------

     This offer will terminate at 5:00 P.M. Eastern Time on May 21, 1998 unless on or before that date you sign and return an enclosed counterpart of this Commitment Letter, the Fee Letter and the Administrative Agent Fee Letter, and it will expire on July 31, 1998 if the date of execution of the definitive documentation for the Facility satisfactory in all respects to the Facilitators ("Initial Credit Extension Date") has not occurred on or before that date. Furthermore, the Facilitators may terminate this Commitment Letter and their obligations hereunder to provide the Facility if prior to the Initial Credit Extension Date (a) the Companies shall fail or refuse to comply in any material respect in a timely manner with any of the terms or conditions set forth herein,
(b) a condition precedent set forth in clause (iii) or (iv) of the Additional Conditions Precedent section of this Commitment Letter is not satisfied prior to the closing of the transactions contemplated hereby, (c) the Borrower, the REIT, the Op-Co or the Companies shall be insolvent or involved as debtor in any arrangement, bankruptcy, reorganization or insolvency proceeding, or (d) the Facilitators determine that the funding of the Facility or performance of the Borrower's, the REIT's, the Op-Co's or the Companies's duties or obligations under this Commitment Letter (including the Term Sheet), the Fee Letter, the Administrative Agent Fee Letter, or the documents evidencing or securing the Facility would violate, or be prohibited by, applicable Federal, State or local law, including usury limitations, or any applicable rule, order, statute, judgment or decree of any legislative body, board, court, tribunal, commission, or governmental authority or agency having jurisdiction over the Facilitators. Furthermore, this Commitment Letter has been issued to the Companies on the basis of (i) certain information and materials provided by the Companies to the Facilitators, (ii) all representations, information, exhibits, data and other material submitted with and in support of the loan application for the Facility, and (iii) the agreement of the Companies that hereafter the Facilitators shall be permitted to conduct due diligence in a manner satisfactory to the Facilitators. The Facilitators may terminate this Commitment Letter and the obligations of the Facilitators hereunder to provide the Facility if, (i) in the reasonable opinion of the Facilitators, any information or documentation submitted to the Facilitators proves to be inaccurate, incomplete or misleading in any material respect, (ii) the Companies withhold any information which, in the reasonable opinion of the Facilitators, is material to the decisions of the Facilitators to provide the Facility to the Borrower and the Op-Co, (iii) any of the fees or expenses required to be paid by the Companies, the Op-Co or the Borrower hereunder are not paid when due, or
(iv) the ability of the Facilitators to conduct due diligence in a manner satisfactory to the Facilitators is, in the reasonable opinion of the Facilitators, rendered impracticable in any material respect. Notwithstanding any termination of this Commitment Letter, the compensation, reimbursement and indemnification provisions hereof shall survive any termination hereof.

     The Companies hereby represent to the Facilitators that all information, exhibits, data and other materials submitted with and in support of the requested Facility or any existing facility are true, correct and complete in all material respects as of the date hereof. The Companies shall immediately notify the Facilitators in the event any information or document provided to the Facilitators becomes inaccurate or misleading in any material respect.

     The Commitment Letter, the Fee Letter, the Administrative Agent Fee Letter, and the Term Sheet shall be governed by, and construed in accordance with, the internal laws of the State of Texas without reference to principles of conflict of law. ALL PARTIES TO THIS COMMITMENT LETTER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER, THE ADMINISTRATIVE AGENT FEE LETTER AND THE TERM SHEET OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IN THE EVENT OF LITIGATION, THIS COMMITMENT LETTER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     This Commitment Letter, the Fee Letter, the Administrative Agent Fee Letter and the Term Sheet shall not be assignable by any party hereto without the prior written consent of the other parties hereto except for the syndication of the Facility to the Lenders and may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.

     This Commitment Letter, the Fee Letter, the Administrative Agent Fee Letter, and the Term Sheet constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, representations or other arrangements, whether express or implied, written or oral, of the parties in connection therewith, except to the extent expressly incorporated or specifically referred to herein or therein.

     Please indicate your acceptance of this Commitment Letter by signing and returning the five duplicate copies hereof, whereupon this Commitment Letter
will constitute a binding agreement between the parties hereto.   Upon your
delivery to us of the signed copies of this Commitment Letter, the Fee Letter and the Administrative Agent Fee Letter and payment of the initial installment of the fees as set forth in the Fee Letter, the Administrative Agent Fee Letter, this Commitment Letter shall become a binding agreement under laws of the State of Texas as of the date so accepted. This Commitment Letter, the Fee Letter and the Administrative Agent Fee Letter may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one Commitment Letter, Fee Letter and the Administrative Agent Fee Letter.

     We are pleased to have this opportunity and look forward to working with you.

                      Signature Page of Commitment Letter

                                   Very truly yours,

                                   SOCIETE GENERALE, SOUTHWEST AGENCY


                                   By:  /s/ Thomas K. Day
                                        -----------------
                                        Name:  Thomas K. Day
                                        Title: Director


                                   BANKERS TRUST COMPANY


                                   By:  /s/ Alexander Johnson
                                        ---------------------
                                        Name:  Alexander Johnson
                                        Title: Managing Director


                                   LEHMAN COMMERCIAL PAPER INC.


                                   By:  /s/ Francis X. Gilhool
                                        ----------------------
                                        Name:  Francis X. Gilhool
                                        Title: Authorized Signatory

                      Signature Page of Commitment Letter

Accepted and Agreed to:

CAPSTAR HOTEL COMPANY

By:  /s/ John Emery
     --------------
     Name:  John Emery
     Title: Chief Financial Officer


AMERICAN GENERAL HOSPITALITY CORPORATION

By:  /s/ Kenneth E. Barr
     -------------------
     Name:  Kenneth E. Barr
     Title: Chief Financial Officer

-------------------------------------------------------------------------------
MERISTAR HOSPITALITY CORPORATION                                             SG
-------------------------------------------------------------------------------

               MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.
  $1.0 BILLION SENIOR SECURED CREDIT FACILITIES SUMMARY OF TERMS & CONDITIONS



Borrower:                     MeriStar Hospitality Operating Partnership, L.P.
                              (the "Borrower" or "MeriStar OP").

Guarantors:                   MeriStar Hospitality Corporation ("MeriStar" or
                              the "Company"), the successor company created by the merger (the "Merger") of CapStar Hotel Company and American General Hospitality Corporation, and such affiliates of the Borrower as may be designated by the Arrangers, shall be Guarantors.
                              Borrower will not be required to guaranty OpCo's
                              (as hereinafter defined) debt, or vice-versa.

Lenders: A syndicate of lending institutions (the "Lenders") with Societe Generale, Southwest Agency ("SG"), BT Alex. Brown Incorporated and Lehman Brothers, Inc. as Arrangers.

Facility Amounts:             Total of $1.0 billion in Senior Secured Credit
                              Facilities (the "Credit Facilities") comprised of:

                              (a) a $600 million revolving credit facility (the
                                  "Revolving Credit Facility"), with a $100 million sub-limit for the issuance of Letters of Credit ("L/C's"); and

                              (b) a $400 million term loan facility (the "Term
                                  Loan Facility").

                              The Lenders will have risk participations in any L/C's in accordance with their pro rata portions of the Revolving Credit Facility. The Term Loan Facility will be fully funded at closing.

Purpose: To refinance existing indebtedness in conjunction with the Merger, fund investments in existing and additional acquisition hotel properties, and for general working capital purposes.

Maturities/Term:              Revolving Credit Facility: Three years from
                              closing, with two, one-year extension options subject to payment of a .125% extension fee in conjunction with the election of each extension.

                              Term Loan Facility:  Five years from closing.

Mandatory                     At any time that the Leverage Ratio (as defined
Prepayments and               below and calculated on a pro forma basis before
Commitment                    an after giving effect to the issuance thereof) is
Reductions:                   greater than 4.5x, following amounts shall be
                              applied to prepay first the Revolving Credit
                              Facility and then the Term Loan Facility:

                              a) 100% of the net proceeds of any incurrence of indebtedness after the closing date by the Company or any of its subsidiaries or

-------------------------------------------------------------------------------
MERISTAR HOSPITALITY CORPORATION                                             SG
-------------------------------------------------------------------------------

                                  affiliates, subject to certain customary exceptions to be agreed upon; and

                              b) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Company or any of its subsidiaries or affiliates of any assets, except for (i) the sale or other disposition of up to $250,000,000 of the Company's assets so long as the net proceeds therefrom are reinvested in Hospitality/Leisure-Related
                                  Businesses (as defined below) within 12 months and (ii) certain other customary exceptions (including capacity for reinvestment) to be agreed upon.

                              With respect to the Term Loan Facility, mandatory prepayments may not be re-borrowed.

Optional Prepayments          Credit Facilities loans may be prepaid and
and Commitment                commitments may be reduced by the Borrower in
Reductions:                   minimum amounts to be agreed upon. Optional
                              prepayments of the Term Loan Facility may not be re-borrowed.

Security:                     The Credit Facilities will be secured by a
                              perfected first priority security interest in all capital stock, partnership interests and limited liability company interests owned by the Borrower and each Guarantor except that of subsidiaries liable for third-party debt until such time as the Company achieves an investment grade rating from both Standard & Poor's ("S&P") and Moody's.

Amortization:                 Revolving Credit Facility:  None.

                              Term Loan Facility: None during years one through three and 10% per annum (in equal quarterly installments) during years four and five.

Interest Rate and             The monthly per annum interest rates applicable to
Unused Commitment             the Credit Facilities and quarterly Unused
Fee:                          Commitment Fees applicable to the Revolving Credit
                              Facility (all payable in arrears) will be determined based on the quarterly recalculation of the Leverage Ratio (defined below) and set for the quarter following each such quarterly test as described on the following page:

-------------------------------------------------------------------------------
MERISTAR HOSPITALITY CORPORATION                                             SG
-------------------------------------------------------------------------------

              -------------------------------------------------------------------------------------------------------
               REVOLVING CREDIT FACILITY & TERM LOAN FACILITY
               ------------------------------------------------------------------------------------------------------
                                                                          ABR         LIBOR         UNUSED COMMT.
               LEVEL                   LEVERAGE RATIO                   SPREAD        SPREAD             FEE
                                                                         (BPS)*       (BPS)*            (BPS)
               ------------------------------------------------------------------------------------------------------
               V                     less than 3.0x                      0             125.0              20
               ------------------------------------------------------------------------------------------------------
               VI               greater than 3.0x less than 3.5x         0             132.5              20
               ------------------------------------------------------------------------------------------------------
               VII              greater than 3.5xless than 4.0x          0             140.0              20
               ------------------------------------------------------------------------------------------------------
               VIII             greater than 4.0x less than 4.5x        12.5           150.0              25
               ------------------------------------------------------------------------------------------------------
               IX               greater than 4.5x less than 5.0x        20.0           165.0              25
               ------------------------------------------------------------------------------------------------------
               X                     greater than 5.0                   30.0           187.5              25
               ------------------------------------------------------------------------------------------------------

               * Initial pricing will be Level IX for the first 120 days. Pricing thereafter will adjust within five days of delivery of financial reports.

               The Leverage Ratio shall mean the ratio at the end of any trailing four quarter period of (x) Total Liabilities (as hereinafter defined) to (y) EBITDA (as hereinafter defined), adjusted for acquisitions and dispositions for the relevant test period.

               Should the Company's Leverage Ratio be below 4.5x and its senior unsecured debt ratings with either Standard & Poor's ("S&P") or Moody's correspond to any of the ratings described below, the interest rate options that correspond to such rating with respect to the Revolving Credit Facility and Term Loan Facility shall apply in lieu of the interest rate options described above.


               -------------------------------------------------------------------
                   LEVEL      S&P      MOODY'S       ABR       LIBOR      UNUSED
                             RATING     RATING      SPREAD    SPREAD       COMM.
                                                    (BPS)      (BPS)     FEE (BPS)
               -------------------------------------------------------------------
                      I      A- or      A3 or        0.0      100.0        12.5
                             higher    higher
               -------------------------------------------------------------------
                      II      BBB+      Baa1         0.0      112.5        15.0
               -------------------------------------------------------------------
                      III     BBB       Baa2         0.0      117.0        15.0
               -------------------------------------------------------------------
                      IV      BBB-      Baa3         0.0      122.5        20.0
               -------------------------------------------------------------------

               The interest rate and Unused Commitment Fee will be based on the actual ratings or written preliminary or "shadow" ratings of S&P and

-------------------------------------------------------------------------------
MERISTAR HOSPITALITY CORPORATION                                             SG
-------------------------------------------------------------------------------

                    Moody's and will be adjusted from time to time to reflect any change in the ratings. If the ratings are not equivalent, the higher rating will apply. If the ratings are two or more levels apart, the interest rate and Unused Commitment Fee will be based on the rating which is one level below the higher rating.

                    ABR will be the higher of (i) the Prime commercial lending rate (the "Prime Rate") as publicly announced by SG to be in effect from time to time and (ii) the Federal Funds Rate (as published by the Federal Reserve Bank of New York) plus 0.50%.

                    Interest on LIBOR borrowings will be calculated on the basis of the actual number of days elapsed over a 360-day year. Interest on ABR borrowings will be calculated on the basis of the actual number of days elapsed over a 365-day year.

LIBOR Options:      One, two, three, or six months with maturities not to extend beyond the Credit Facilities' maturity date.

Letter of Credit    An L/C fee in an amount equal to the then current LIBOR
Fees:               Spread with respect to the Revolving Credit Facility,
                    payable quarterly in arrears which will be paid to the Lenders in accordance with their pro-rata portion of the L/C. L/C Fees shall be based on a 360-day year.

Letter of Credit    0.0625% per annum, payable quarterly in arrears for the
Facing Fee:         account of the L/C issuer, on the average daily undrawn
                    amount of issued L/C's.


Drawings Under      Any drawing under issued L/C's shall be deemed to constitute
Letters of          an advance under the Revolving Credit Facility and shall be
Credit:             subject to all terms thereof.

Environmental       Borrower and Guarantors will provide a joint and several
Indemnification:    indemnification agreement.

Advances:           Advances under the Credit Facilities are permitted provided that:

                    (a) No defaults exist under the Credit Facilities as evidenced by a compliance certificate;

                    (b) All affirmative and negative covenants and representations and warranties shall be complied with both before and after the making of each advance under the Credit Facilities; and

                    (c) The Borrower is limited to eight LIBOR tranches, and advances are limited to four times per month, with an exception for advances made for acquisition purposes.

--------------------------------------------------------------------------------
MERISTAR HOSPITALITY CORPORATION                                             SG
--------------------------------------------------------------------------------

Swing Line:        To be provided by SG under mutually acceptable terms and
                   conditions.

Financial          It is understood that the Borrower and the Guarantors own, or
Covenants:         may acquire, interests in certain joint venture properties.
                   Accordingly, unless specified otherwise, the various definitions referring to EBITDA and Indebtedness used in the following covenants are intended to include such entities' pro rata interests in such joint ventures; provided that if the interest owned by the Borrower or any Guarantor in such joint venture is less than 20% of the total equity ownership, such joint venture shall be excluded and the pro rata portion of EBITDA shall be included only to the extent actually received by the Borrower or such Guarantor.

                   Financial covenants and other covenants shall be calculated based on the combined audited annual financial statements (and Company prepared quarterly financial statements) of the Company, the Borrower, the other Guarantors, and their respective subsidiaries, adjusted as described herein to reflect such entities' pro rata interests in joint ventures. Compliance with covenants shall be certified by the Borrower and calculated no less frequently than quarterly.

                   Company covenants shall include but not be limited to the following:

                   (A)  MINIMUM TANGIBLE NET WORTH

                   Tangible Net Worth, as defined below, shall at all times equal or exceed 75% of the Company's Net Worth at closing ("Minimum Net Worth"). Minimum Net Worth shall be adjusted upwards by 75% of the net cash proceeds or value derived from the subsequent issuance of equity securities, or 75% of the value of any operating partnership units issued to acquire properties.

                   Tangible Net Worth is defined as the tangible net worth of the Company as calculated on a GAAP basis plus Minority Interest. The value of unvalued MeriStar OP units will be included as Tangible Net Worth.

                   (B)  LIMITATION ON TOTAL LIABILITIES (LEVERAGE RATIO)

                   At no time shall Total Liabilities to EBITDA exceed 5.5x initially, with a step-down to 5.0x after 12 months from closing and a further step-down to 4.5x after 24 months from closing.

                   Total Liabilities shall be defined as recourse and non-recourse mortgage debt, letters of credit, unsecured debt, capitalized lease obligations, guarantees on indebtedness, subordinated debt, interest rate hedge obligations, and unfunded direct or contingent obligations

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MERISTAR HOSPITALITY CORPORATION                                             SG
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                   of the Company and its subsidiaries. Total Liabilities shall include, without duplication, (i) 100% of consolidated recourse liability of the Company under (a) guarantees of indebtedness, or (b) loans where the Company or any of its subsidiaries is liable for debt as general partner, and (ii) the Company's share of non-recourse debt in unconsolidated affiliates. Total Liabilities shall exclude ordinary trade payables, accruals, ground leases, non-capital commitments (i.e. operating leases), and minority interests.

                   EBITDA is defined as net income, plus (a) the sum of (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense and (v) losses on sales or other dispositions, less
                   (b) gains on sales and other dispositions to the extent included in the determination of such net income. EBITDA and Total Liabilities shall be adjusted immediately concurrent with acquisitions and dispositions. The initial borrowing calculation to be based on June 30, 1998 pro forma trailing 12 month EBITDA.

                   For a period of up to 120 days after closing, the Company's convertible debt will be considered as equity, subject to a balance sheet adjustment for the incurrence of additional debt should it be required in conjunction with the conversion. Thereafter, the convertible debt will be considered as debt until such time as the convertible debt is converted or exchanged.

                   (C)  LIMITATION ON SECURED INDEBTEDNESS

                   Ratio of Total Outstanding Secured Indebtedness to EBITDA not to exceed 2.75x initially with a step-down to 2.5x after 12 months from closing. Furthermore, properties collateralizing Outstanding Secured Indebtedness may not account for more than 40% of the Company's EBITDA initially, with a step-down to 30% after 12 months from closing.

                   Total Outstanding Secured Indebtedness is defined as total consolidated debt of the Company and its subsidiaries (on a combined basis) outstanding as of the test date (other than debt outstanding under the Credit Facilities) which is secured or collateralized by any asset of the Company, the Borrower or any other Guarantor.

                   (D)   LIMITATION ON RECOURSE SECURED INDEBTEDNESS

                   Those properties collateralizing outstanding Recourse Secured Indebtedness may not account for more than 20% of the Company's EBITDA.

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MERISTAR HOSPITALITY CORPORATION                                             SG
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                   Recourse Secured Indebtedness is defined as Total Outstanding
                   Secured Indebtedness, all or a portion of which the Company, the Borrower or any other Guarantor guarantees or for which recourse can be made against the Company, the Borrower or such Guarantor, other than for customary carve-outs in non-recourse financings.

                   (E)   ASSET FINANCING RESTRICTIONS

                   Individual assets may not be separately financed if (i) such financing would result in a violation of any Credit Facilities' covenants, or (ii) the loan-to-value ratio for such financing exceeds 70% on a property or aggregate pool basis with respect to non-recourse financings, and the loan-to-value ratio for such financing exceeds no more than 65% with respect to recourse financings. Furthermore, the Borrower's subsidiaries may incur tax-advantaged, non-recourse mortgage financing in foreign countries in an aggregate amount up to $100 million provided that the loan-to-value ratio does not exceed 65%.

                   (F)   MINIMUM INTEREST COVERAGE RATIO

                   Ratio of EBITDA to Total Interest Expense not to be less than 2.20x (tested using trailing four quarters' results) until June 30, 1999 at which time the ratio shall be increased to 2.50x.

                   Total Interest Expense is defined as interest expense on Total Liabilities (accrued, paid and capitalized during the relevant period).

                   (G)   MINIMUM FIXED CHARGE COVERAGE RATIO

                   Ratio of Adjusted EBITDA to Fixed Charges not to be less than 1.85x (tested using trailing four quarters' results) until June 30, 1999 at which time the ratio shall be increased to 2.00x.

                   Fixed Charges is defined as the sum of Total Interest Expense, plus scheduled principal amortization on Total Liabilities (excluding balloon payments due at maturity), plus preferred stock dividends.

                   Adjusted EBITDA is defined as EBITDA less a 4% FF&E reserve based on gross hotel operating revenues.

                   (H)   DISTRIBUTIONS

                   Distributions shall not exceed the lesser of 90% of funds from operations ("FFO") or 100% of Free Cash Flow (FFO less a capital expenditure reserve equal to 4% of gross room revenues), calculated quarterly based on the immediately preceding completed four quarters, or an amount required to maintain the general partner's status as a real

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MERISTAR HOSPITALITY CORPORATION                                             SG
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                   estate investment trust under the provisions of the Internal
                   Revenue Code.

                   FFO shall be defined as the Company's net income (or loss) calculated in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

                   (I)   PERMITTED INVESTMENTS

                   The Company shall at all times continue to operate in Hospitality/Leisure-Related Businesses defined as full service, extended-stay and limited service hotels, subject to the limitations outlined below. Unless related to a hotel property, investments in golf course properties will be prohibited. In addition, investments in gaming properties will be prohibited.

                   Any other business activities shall be strictly incidental thereto and shall be further limited as follows:

                   -- No more than 15% of the Company's hotel properties will be comprised of non-franchised hotels;

                   -- Properties under ground leases may not comprise more than
                      20% of the Company's total assets or 20% of the Company's total room count;

                   -- Acquired hotels must be located in the United States;
                      provided that no more than 15% of the Company's hotels may be located in approved foreign countries (to be determined); Furthermore, foreign owned hotels may be separately financed so long as the loan-to-cost ratio does not exceed 65%; and

                   -- No more than 20% of the Company's hotels may be limited service or extended stay.

                   In addition, unimproved land holdings (excluding land that is either under development or planned for commencement of development within twelve months from the date it was acquired), stock holdings, mortgages, investments in unconsolidated partnerships and joint ventures, and non-hotel assets will be limited to the levels described below. This paragraph shall not limit the Company's investments in cash and cash equivalents, investments in United Stated Treasury or Agency obligations, and other similar investments.

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MERISTAR HOSPITALITY CORPORATION                                             SG
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                   Land Holdings:                Not more than $100,000,000 (at
                                                 any one time) in the aggregate
                                                 based on cost.

                   Stock Holdings:               None, except as received in
                                                 settlement of liabilities
                                                 created in the ordinary course
                                                 of business plus investments
                                                 not to exceed $100,000,000 in
                                                 total.

                   Mortgages:                    None, other than loans
                                                 encumbering properties
                                                 previously owned or to be
                                                 acquired, provided that the
                                                 aggregate amount of such loans
                                                 shall not exceed $200,000,000.

                   Partnership/JV's:             Not to exceed $250,000,000 in
                                                 total.

                   Development and Expansion     Not to exceed $200,000,000 in
                   of Existing Properties:       total at any one time.

                   Lessee:                       To be acceptable to the
                                                 Administrative Agent.

                   Single Property Investments:  No investment in any single
                                                 property to exceed $75 million
                                                 unless approved by the Lenders.

                   Other covenants and defaults which would be customary for a transaction of this nature and size.

Other Covenants:   (a)  Loans to MeriStar H & R Operating Partnership, L.P.
                        ("OpCo") shall not exceed the lesser of 5.5 times OpCo
                        EBITDA or $75 million. OpCo's interest rate will be at least equal to the Borrower's underlying interest rate.
                        The Company's interest income shall be included in the Company's EBITDA.

                   (b) Limitations on mergers, consolidations, sales of assets and acquisitions.

                   (c) Insurance coverages at a level and provided by a carrier satisfactory to the Administrative Agent.

                   (d) No property owned by the Company, the Borrower, or any of its affiliates may be leased to any entity other than OpCo, Twin Towers Leasing, L.P., Prime Hospitality Corp. (or one of its

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MERISTAR HOSPITALITY CORPORATION                                             SG
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                   affiliates) or a third-party lessee acceptable to
                   the Administrative Agent.

Financial          The Borrower shall be obligated to provide to the Lenders:
Reporting:

                   (a) Delivery of the Company's annual audited financial
                       statements (within 95 days of fiscal year end) and reports including an officer's certificate to demonstrate compliance with the covenants of the Credit Facilities and the covenants of the Company's public debt issue(s), if any.

                   (b) Delivery of quarterly financial statements (within 50
                       days of fiscal quarter end with the exception of fiscal year end). Quarterly statements may be internally prepared but not required to be audited or reviewed by a third-party accounting firm. Along with the quarterly and annual financial statements, the Borrower shall provide a summary report on its properties that details EBITDA for the trailing four quarters by quarter and in sum total.

                   (c) Prior to the commencement of a fiscal year, the Company shall provide a projected operating budget for the next fiscal year. Concurrent with the delivery of the quarterly financial statements and the annual financial statements, the Borrower shall notify the Lenders of any material changes (excluding changes resulting from the acquisition of new hotels) that have been made to the operating budget of the then current fiscal year.

                   (d) Copies of any filing with the Securities and Exchange
                       Commission within 10 business days of such filing.

                   (e) Copies of any written information provided to
                       shareholders.

                   (f) Such other information as the Arranger shall reasonably require.

Management         Either (i) Paul W. Whetsell or (ii) Steven D. Jorns shall be
Restrictions:      required at all times to be the chairman and chief executive officer of the Company.

Representations    Usual and customary for this type of financing, including but
and Warranties:    not limited to the following:

                   (a) Valid existence and qualification, including REIT
                       qualification and tax status;

                   (b) Governmental authorization;

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MERISTAR HOSPITALITY CORPORATION                                             SG
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                   (c) No contravention of laws or contracts;

                   (d) Financial information is true and correct;

                   (e) No material environmental matters;

                   (f) Compliance with laws and regulations, including zoning, fire safety and building requirements, ERISA, ADA, environmental and REIT laws;

                   (g) Maintenance of required licenses and permits with
                       respect to the properties;

                   (h) No material litigation, casualty or condemnation
                       proceedings pending;

                   (i) Payment of taxes when due;

                   (j) Full disclosure; good title; no other liens;

                   (k) Properties are in good condition and repair; no deferred maintenance which is not being timely addressed;

                   (l) No defaults or Event of Default (defined herein) under the Credit Facilities or franchise agreements; and

                   (m) The Merger has been consummated in compliance with all laws.

Events of          Usual and customary for credit facilities of this size, type
Default:           and purpose, including, without limitation:

                   (a) Non-payment when due of any payment of principal in
                       respect of any of the loans;

                   (b) Non-payment within five days of the due date of any
                       interest payable under the Credit Facilities' documents provided that such late payment within five days shall not occur more than twice per year;

                   (c) Default in the performance or observance of any
                       covenants for more than 30 days after notice;

                   (d) If the Company shall not qualify for tax treatment under
                       Sections 856-860, inclusive, of the Internal Revenue
                       Code;

                   (e) Restrictions on mergers, acquisitions, distributions,
                       joint ventures, etc.;

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MERISTAR HOSPITALITY CORPORATION                                              SG
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                        (f)  Restrictions on change of control at the Company
                             and OpCo; and

                        (g) Cross defaults on recourse and non-recourse indebtedness of not more than $5,000,000 and $20,000,000, respectively, as to the acceleration of any maturity date, and $5,000,000 and $20,000,000 respectively.


Other Conditions:        a)  Within 90 days from closing, interest rate
                             protection will be required on at least 30% of the Company's total outstanding indebtedness;

                         b) The Merger has been consummated in compliance with all laws and acceptable to the Lenders; and

                         c) Obtaining the necessary bank votes to amend and restate the existing credit facility.

Governing Law:           The laws of the State of Texas for the credit agreement
                         and other documents; for collateral documents local law will apply.

Waiver of Jury           Required.
Trial and Consent to
Texas Jurisdiction:

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MERISTAR HOSPITALITY CORPORATION                                              SG
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                  MERISTAR H & R OPERATING PARTNERSHIP, L.P.
                     $50 MILLION REVOLVING CREDIT FACILITY
                         SUMMARY OF TERMS & CONDITIONS


Borrower:                MeriStar H & R Operating Partnership, L.P.
                         ("Borrower").

Arrangers:               Societe Generale, Southwest Agency ("SG"), BT Alex.
                         Brown Incorporated and Lehman Brothers, Inc.

Lenders:                 A syndicate of lending institutions acceptable to SG.

Guarantors:              MeriStar Hotels & Resorts, Inc. ("OpCo" or "Company")
                         and all existing and future direct and indirect subsidiaries of the Borrower.

Facility Amount:         $50 million revolving credit facility ("Facility"). Up
                         to $10 million in letters of credit may be issued. The co-lenders will have risk participations in any letter of credit in accordance with their pro-rata share of the Facility. Letters of Credit will be provided by SG or another Lender acceptable to SG and the Borrower.

Term/Maturity Date:      3 years from closing.

Use of Proceeds:         To finance a) the acquisition of management contracts,
                         b) the issuance of letters of credit c) the Company's general working capital needs, and d) the Company's debt and equity investments necessary to obtain managment contracts.

Amortization:            None.

Recourse:                Full recourse to the Borrower and Guarantors.

Security:                Perfected first-lien security interest in all existing
                         and future assets of the Borrower and its underlying subsidiaries including without limitation all management contracts and leases to the extent assignable.

Interest Rate & Unused   Interest payments will be made on a monthly basis
Commitment Fee:          while the Unused Commitment Fee will be made on a
                         quarterly basis. Interest payments will be based on the applicable interest rate outlined below plus LIBOR or the Adjusted Base Rate ("ABR") (at the Borrower's option):

                         --------------------------------------
                         ABR SPREAD   LIBOR SPREAD  UNUSED FEE
                           (BPS)         (BPS)        (BPS)
                         --------------------------------------
                          37.5           187.5          .25
                         --------------------------------------

Interest Calculation:    Interest on LIBOR based loans will be calculated on the
                         basis of the actual number of days elapsed over a 360-day year. Interest on ABR

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MERISTAR HOSPITALITY CORPORATION                                              SG
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                         based loans will be calculated on the basis of the
                         actual number of days elapsed over 365-day year.

LIBOR Options:           One, two, three, or six months with maturities not to
                         extend beyond the Facility's maturity date.

Yield Maintenance:       Usual and customary provisions for increased capital
                         costs, capital adequacy, protection, withholding, other taxes and illegality.

Letter of Credit Fees:   A letter of credit fee in an amount equal to the then
                         current LIBOR spread payable quarterly in arrears on the average daily undrawn amount of issued letters of credit will be paid to the Co-Lenders in accordance with their pro rata portion of the Letters of Credit.

Letter of Credit Facing  0.0625% per annum, payable quarterly in arrears,
Fee: for the account of the Letter of Credit issuer, on the average daily undrawn amount of issued letters of credit.

Advances:                Advances under the Facility are permitted provided
                         that:

                           i)  No default exists;

                          ii) All representations and warranties are true, both before and after each advance under the Facility;

                         iii) The Borrower is limited to three LIBOR contracts, and advances are limited to two per month, with an exception for advances made for acquisition purposes.

Financial Covenants:     Company financial covenants shall be calculated
                         quarterly based on trailing 12-month data, shall include:

                         I.  LEVERAGE RATIO

                         At no time shall the ratio of Total Liabilities to Consolidated EBITDA exceed 5.5x initially, with a step-down to 5.0x at December 31, 1998, 4.5x at June 30, 1999 and 4.0x at June 30, 2000. In addition, at no time shall the ratio of Senior Indebtedness to Consolidated EBITDA exceed 4.0x initially, with a step-down to 3.5x after 12 months. Consolidated EBITDA will initially be based upon the pro forma EBITDA for the 12 months ended June 30, 1998. This calculation shall be made on a pro forma basis with adjustments for acquisitions and dispositions.

                         Consolidated EBITDA is defined as net income, plus (a)
                         -------------------
                         the sum of (i) depreciation expense, (ii) amortization expense and other non-cash

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MERISTAR HOSPITALITY CORPORATION                                              SG
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                         charges, (iii) interest expense, (iv) income tax
                         expense and (v) losses on sales or other dispositions, less (b) gains on sales and other dispositions to the extent included in the determination of such net income. Total Liabilities shall be defined as recourse
                                 -----------------
                         and non-recourse mortgage debt, letters of credit, unsecured debt, capitalized lease obligations, guarantees on indebtedness, subordinated debt, interest rate hedge obligations, and unfunded direct or contingent obligations of the Company and its subsidiaries. Total Liabilities shall include, without duplication, (i) 100% of consolidated recourse liability of the Company under (a) guarantees of indebtedness, or (b) loans where the Company or any of its subsidiaries is liable for debt as general partner, and (ii) the Company's share of non-recourse debt in unconsolidated affiliates. Total Liabilities shall exclude ordinary trade payables, accruals, and minority interests.

                         Senior Indebtedness shall be defined as Total
                         -------------------
                         Liabilities less subordinated debt.

                         II.  LIMITATION ON OTHER INDEBTEDNESS

                         The Company and its subsidiaries shall not incur other indebtedness in excess of $5 million in the aggregate.

                         The Company and its subsidiaries shall not incur subordinated debt in excess of $50 million in the aggregate (subject to satisfactory inter-creditor documentation).

                         III. SENIOR FIXED CHARGE RATIO

                         The Company shall initially maintain a minimum Senior Fixed Charge Ratio of 2.0x, with a step-up to 2.25x after 12 months from closing and a step-up to 2.50x after 24 months from closing. Senior Fixed Charge Ratio is defined as Consolidated EBITDA divided by Consolidated Senior Interest Expense plus scheduled principal amortization payments on all debt obligations of the Company and its subsidiaries (excluding any balloon payments), plus all preferred stock dividends. Consolidated Senior Interest Expense is defined as Consolidated Total Interest Expense minus interest expense on any subordinated or inter-company debt.

                         IV.  TOTAL FIXED CHARGE RATIO

                         The Company shall initially maintain a minimum Total Fixed Charge Ratio of 1.75x, with a step-up to 2.0x after 12 months from closing and

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MERISTAR HOSPITALITY CORPORATION                                              SG
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                         a step-up to 2.25x after 24 months from closing. Total
                         Fixed Charge Ratio is defined as Consolidated EBITDA divided by Consolidated Total Interest Expense plus scheduled principal amortization payments on all debt obligations of the Company and its subsidiaries (excluding any balloon payments), plus all preferred stock dividends. Consolidated Total Interest Expense is defined as actual interest expense incurred by the Company on all debt whether it is accrued, paid, or capitalized.

                         V.  SENIOR INTEREST COVERAGE RATIO

                         The Company shall initially maintain a minimum Senior Interest Coverage Ratio of 2.5x, with a step-up to 2.75x after 12 months from closing. Senior Interest Coverage Ratio is defined as Consolidated EBITDA divided by Consolidated Senior Interest Expense.

                         VI. TOTAL INTEREST COVERAGE RATIO

                         The Company shall initially maintain a minimum Total Interest Coverage Ratio of 2.0x, with a step-up to 2.50x after 12 months from closing. Total Interest Coverage Ratio is defined as Consolidated EBITDA divided by Consolidated Total Interest Expense.

Financial Reporting:     The Borrower shall provide the Administrative Agent and
                         the Lenders with the following:

                         a) Delivery of the Company's annual audited financial statements (within 95 days of fiscal year end) and reports including an officer's certificate to demonstrate compliance with the covenants of the Credit Facilities and the covenants of the Company's public debt issue(s), if any.

                         b) Delivery of quarterly financial statements (within 50 days of fiscal quarter end with the exception of fiscal year end). Quarterly statements may be internally prepared but not required to be audited or reviewed by a third-party accounting firm. Along with the quarterly and annual financial statements, the Borrower shall provide a summary report on its properties that details EBITDA for the trailing four quarters by quarter and in sum total.

                         c) Quarterly, a certificate detailing all covenant calculations and all supporting details.

                         d) Copies of any written information provided to the shareholders.

                         e) Such other information as the Agents shall reasonably require.

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MERISTAR HOSPITALITY CORPORATION                                              SG
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Management               Either (i) Paul W. Whetsell or (ii) Steven D. Jorns
Restrictions:            shall at all times be required to be the chairman and
                         chief executive officer of the Company.

Representations and &    Usual and customary for this size and type of
Warranties:              Facility, including but not limited to the following:


                         a)  Valid existence;

                         b)  Governmental authorization;

                         c)  No contravention of laws or contracts;

                         d)  Financial information is true and correct;

                         e) Compliance with laws and regulations, including zoning, fire safety and building requirements, ERISA, ADA, and laws;

                         f) Maintenance of required licenses and permits with respect to the properties;

                         g) No material litigation, casualty or condemnation proceedings pending;

                         h)  Payment of taxes when due;

                         i) No defaults or Event of Default (defined herein) under the Facility.


Conditions Precedent     Usual and customary for this size and type of Facility,
to Facility:             including but not limited to successful completion of
                         the merger between CapStar Hotel Company and American
                         General Hospitality Corporation and a spin-off of the Borrower therefrom.

Other Covenants:         Usual and customary for this size and type of Facility,
                         including but not limited to the following:

                         a)  Compliance with laws;

                         b) Limitations on sale of assets, mergers and other corporate activity;

                         c) Management contract investments restricted to the lodging sector;

                         d)  Satisfactory insurance coverage; and

                         e)  Limitation on dividends.

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MERISTAR HOSPITALITY CORPORATION                                              SG
--------------------------------------------------------------------------------


Events of Default:       Usual and customary for credit facilities for this size
                         and type, including, without limitation:

                         (a) Non-payment when due of any payment of principal in respect of any recourse indebtedness;

                         (b) Non-payment within five days of the due date of any interest payable under the Facility documents provided that such late payment within five days shall not occur more than twice per year;

                         (c) The Facility will be cross-defaulted to any non-recourse or recourse indebtedness of the Company, its subsidiaries, or any Guarantors;

                         (d) Default in the performance or observance of any covenants;

                         (e)  Restrictions on change of control at the Company.

Governing Law:           The law of the State of Texas for the credit agreement
                         and other Facility documents.

Waiver of Jury Trial     Required.
and Consent to Texas
Jurisdiction: